UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD

On Tuesday, August 12, 2025, incoming board observer Zak Folkman and incoming Chairman of the board Zach Witkolf of Alt5 Sigma Corporation (the “Company” or ALT5) will be appearing on the CNBC television program “Squawk Box,” on Tuesday, August 12, 2025 beginning as early as 7:45 AM EST.

During their appearance, the representatives may make observations regarding the Company’s treasury strategy of focusing on the acquisition of WLFI tokens and incorporating USD1 into its broader financial ecosystem, and seeking to position ALT5 at the forefront of institutional-grade cryptocurrency payment solutions while expanding access to cutting-edge stablecoin technology. They may also discuss how ALT5 provides a comprehensive suite of services designed to bridge the gap between crypto and everyday financial use and expectations regarding the integration with USD1 to enhance its suite of payment services.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: August 12, 2025	By:	/s/ Peter Tassiopoulos
Peter Tassiopoulos
Chief Executive Officer